SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 13, 2002

                              GRUBB & ELLIS COMPANY
                              ---------------------
             (Exact name of registrant as specified in its charter)


             Delaware               1-8122               94-1424307
             ------------------------------------------------------
            (State or other         (Commission         (IRS Employer
            jurisdiction of         File Number)     Identification No.)
               formation)



            2215 Sanders Road, Suite 400, Northbrook, Illinois 60062
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (847) 753-7500


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 1.  Change in Control of Registrant.


          On May 13, 2002, the Company effected a closing of a financing with Kojaian Ventures, L.L.C. ("KV") pursuant to definitive documentation based upon that certain binding letter agreement dated April 14, 2002, (the "Letter Agreement"), as amended by a letter amendment dated May 13, 2002 (the "Letter Amendment"). The Board of Directors of the Company on May 13, 2002, upon the recommendation of a Special Committee of the Board of Directors (the "Special Committee"), authorized the entering into of the Letter Amendment. The Board of Directors of the Company, upon the recommendation of the Special Committee, had previously ratified on April 15, 2002, the Company's entering into of the Letter Agreement. The Special Committee's recommendations, and the Board of Directors' ratification and authorization, of the financing offered by KV pursuant to the Letter Agreement, as modified by the Letter Amendment (collectively, the "KV Transaction"), was based, in part, upon the fact that the KV Transaction, which replaced a financing provided by the Company's largest stockholder, Warburg Pincus Investors, L.P. ("Warburg Pincus") in March, 2002, was on more favorable terms and conditions to the Company than the Warburg Pincus financing. KV is wholly-owned by C. Michael Kojaian, who is a member of the Board of Directors of the Company and, along with his father, owns, subsequent to the closing of the KV transaction, approximately 20% of the Company's issued and outstanding Common Stock. In addition, certain affiliated real estate entities of KV, in the aggregate, are substantial clients of the Company. As more fully described below, as a consequence of the closing of the KV Transaction, it can reasonably be expected that a change in control of the Company will effectively occur.

          As previously disclosed by the Company in its Current Reports on Form 8-K filed on each of March 12, 2002 and April 19, 2002, on March 7, 2002, the Company, upon the approval of a majority of the disinterested members of the Company's Board of Directors, entered into a third amendment (the "Credit Amendment") to restructure the terms and conditions of its Amended and Restated term loan and revolving credit facility ("Credit Facility") dated as of December 31, 2000, among the Company, various financial institutions, and Bank of America, N.A. as agent and lender (collectively "the Banks"). Pursuant to the Credit Amendment, Warburg Pincus loaned the Company $5,000,000 at the rate of 15% per annum, compounded quarterly, in exchange for a convertible secured promissory note (the "5,000,000 Subordinated Note") and thereby became an additional junior lender under the Credit Facility. Upon the approval of the majority of the disinterested members of the Board of Directors, the Company, Warburg Pincus, and Bank of America, N.A. ("Bank of America"), as agent for the Banks, entered into an Option Agreement ("Option Agreement") simultaneously with the entering into of the Credit Amendment. Pursuant to the Option Agreement, the Company had the absolute, unconditional and irrevocable right to cause Warburg Pincus on June 3, 2002 to purchase from the Company a promissory note in the amount of $6,000,000 upon substantially similar terms and conditions as the $5,000,000 Subordinated Note (the "6,000,000 Subordinated Note").

          The entire $11,000,000 of indebtedness represented by the $5,000,000 Subordinated Note and the $6,000,000 Subordinated Note (collectively, the "$11,000,000 Subordinated Debt") was, under the contemplated transaction with Warburg Pincus', convertible, generally at the option of the holder, into (i) 11,000 shares of the Company's Series A Preferred Stock, having a coupon of 15% per annum, compounded quarterly, and a stated value of $1,000 per share, plus
(ii) additional shares of Series A Preferred Stock representing accrued interest on, and reasonable costs of the holder attributable to, the $11,000,000 Subordinated Debt ((i) and (ii), collectively, the "Conversion Amount"). The $11,000,000 Subordinated Debt issuable to Warburg Pincus was also convertible in part, from time to time and generally at the option of the holder, into a pro rated portion of the Conversion Amount of Series A Preferred Stock. The Series A Preferred Stock issuable to Warburg Pincus was not convertible into any other securities of the Company or subject to redemption under any circumstances, but had a preference upon liquidation, dissolution and certain change in control transactions. In addition, the Series A Preferred Stock issuable to Warburg Pincus had veto rights with respect to certain corporate transactions and voting power equivalent to its liquidation preference on all matters that are subject to a stockholder vote. Further, the liquidation preference of the Series A Preferred Stock issuable to Warburg Pincus was the greater of (i) two (2) times the Conversion Amount, plus the accrued dividend thereon at the rate of 15% per annum, compounded quarterly, or (ii) the equivalent of 50% of the consideration to be paid to all equity holders of the Company on a fully diluted basis as if liquidation, dissolution or a change of control transaction occurred on March 7, 2002, subject to adjustments. Accordingly, the voting power of this Series A Preferred Stock issuable to Warburg Pincus, was 50% of the Company on a fully diluted basis, or approximately 58% on a primary share basis.

          Pursuant to the Option Agreement, provided that the Company received approximately $15,200,000 (plus accrued interest and certain costs) from the sale of equity and/or subordinated debt securities, the Company had the right to replace Warburg Pincus with respect to its $11,000,000 Subordinated Debt by tendering to Warburg Pincus, or its assigns, on or before April 30, 2002 (which, under certain circumstances, could be extended to May 14, 2002, and which circumstances were satisfied): (i) the entire principal amount of the $5,000,000 Subordinated Note, plus accrued interest thereon and reasonable costs of Warburg Pincus with respect thereto, and (ii) the sum of $4,158,431 to repurchase, at Warburg Pincus' average cost of $3.11 per share, 1,337,358 shares of Common Stock held by Warburg Pincus and/or its assigns, whereupon the $5,000,000 Subordinated Note would be cancelled and the Option Agreement, including Warburg Pincus' obligation to purchase the additional $6,000,000 Subordinated Note issuable thereunder, would automatically be terminated.

          Accordingly, on the closing of the KV Transaction on May 13, 2002, KV paid to the Company an aggregate of $15,386,580 (which is inclusive of the $1,000,000 good faith deposit delivered by KV to the Company upon the signing of the Letter Agreement) which provided the Company with the necessary funds, which the Company used, to (i) repay the $5,000,000 Subordinated Note and accrued interest thereon of $137,500, (ii) pay $100,000 of Warburg Pincus' reasonable, documented out-of-pocket expenses associated with the $5,000,000 Subordinated Note, (iii) repurchase, at cost, 1,337,358 shares of Common Stock held by Warburg Pincus for a price per share of $3.11, or an aggregate purchase price of $4,158,431, and (iv) pay down $6,000,000 of revolving debt under the Company's Credit Facility. In exchange therefore, KV received (i) a convertible subordinated note in the principal amount of

$11,237,500 (the "KV Debt"), and (ii) 1,337,358 shares of Common Stock at a price of $3.11 per share. As a consequence, upon the closing of the KV Transaction, the Option Agreement was terminated, and KV replaced Warburg Pincus as a junior lender under the Credit Facility. The Company has been advised by KV that the source of its funds are from its working capital, and are not borrowed from a lending institution or any other source.

          As noted above, the Special Committee recommended that the Board of Directors approve the KV Transaction, in part, because it was on more favorable terms and conditions to the Company than the financing provided by Warburg Pincus pursuant to the Option Agreement. The form of KV's investment pursuant to the KV Transaction is substantially identical to the form of the $11,000,000 Subordinated Debt that Warburg Pincus was to provide pursuant to the Option Agreement, PROVIDED, HOWEVER, that the KV Debt is more favorable to the Company in two (2) material respects.

          First, the interest rate on the KV Debt is 12% per annum as opposed to 15% per annum. Similarly, the Series A Preferred Stock into which the KV Debt is convertible has a coupon of 12% per annum, compounded quarterly, rather than 15% per annum, compounded quarterly. Second, subject to the Letter Amendment, the Series A Preferred Stock that KV is entitled to receive, like the Series A Preferred Stock that was issuable to Warburg Pincus, will have preference on liquidation, dissolution and certain change in control transactions, but in accordance with the Certificate of Amendment of Company's Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock (the "Amended Series A Certificate of Designations"), KV's liquidation preference will be equal to the greater of (i) 1.5 times the Conversion Amount, plus the accrued dividend thereon at the rate of 12% per annum (provided such liquidation, dissolution, or change of control transaction takes place within twelve (12) months after May 13, 2002, and thereafter it will increase to 2 times the Conversion Amount plus the accrued dividend thereon at the rate of 12% per annum), or (ii) the equivalent of 40% percent of the consideration to be paid to all the equity holders of the Company, not on a fully diluted basis, but rather, on an "Adjusted Outstanding Basis." For purposes of determining this liquidation preference, the Adjusted Outstanding Basis is equal to the shares of Common Stock outstanding as of the date of the Letter Agreement, April 14, 2002 (the "Date of the KV Transaction"), plus the shares of Common Stock underlying the following options (i) those Common Stock options that have been granted and are outstanding as of May 13, 2002 that have an exercise price equal to or less than $5.00 per share (other than those Common Stock options, if any, that are cancelled within 12 months after the Date of the KV Transaction), plus (ii) all Common Stock options that are currently authorized and subsequently issued within twelve (12) months after May 13, 2002, plus (iii) 50% of all Common Stock options, if any, subsequently authorized and issued within twelve (12) months after the Closing of the KV Transaction ("Newly Authorized Options"), provided that the number of Newly Authorized Options to be taken into account for the purposes of this calculation shall not exceed the number of any Common Stock options cancelled during such 12-month period.

          Accordingly, subject to the Letter Amendment, the voting power of the Series A Preferred Stock, upon issuance to KV, is initially 40% of the Company on an Adjusted Outstanding Basis, and approximately 44% on a primary share basis. As a consequence, upon the closing of the KV Transaction, KV and its affiliated parties, subject to the Letter

Amendment, have the power to acquire voting control over the Company's shares by converting the KV Debt. In the event of the conversion of the KV Debt into Series A Preferred Stock, subject to the Letter Amendment, there will be a change in control of the Company, as KV and its affiliated parties would have in excess of 50% of the voting power of the Company (subject to adjustment) and Warburg Pincus, which currently owns approximately 48% of the issued and outstanding Common Stock of the Company, would have approximately 22% of the voting power of the Company (subject to adjustment). In connection with the closing of the KV Transaction, that certain voting agreement (the "Voting Agreement") entered into on January 24th, 1997, by C. Michael Kojaian and his father (collectively, the "Kojaians"), Warburg Pincus and the Goldman Sachs Group, Inc. ("Goldman Sachs"), pursuant to which each of the parties to the Voting Agreement have agreed to vote all of their shares for the other's Board nominees, is not being amended. Presently, Warburg Pincus has two (2) nominees on the Board of Directors, and each of the Kojaians and Goldman Sachs has one nominee on the Board of Directors.

          In order to effectuate and close the KV Transaction, the Company and KV entered into a definitive securities purchase agreement dated May 13, 2002, incorporating all of the terms of the Letter Agreement and the Letter Amendment ("the Securities Purchase Agreement"), pursuant to which the parties satisfied all of the closing conditions as required by the Letter Agreement, the two principal conditions of which (other than the delivery of consideration for the purchase of securities and the repayment to Warburg Pincus and the termination of the Option Agreement) were: (i) receipt of all necessary consents, approvals or waivers required by the Banks pursuant to the Credit Facility to close the KV Transaction, which was effected by the Company and the Banks entering into a Fourth Amendment to the Credit Facility (the "Fourth Amendment"); and (ii) receipt by the Special Committee from an independent financial advisor of a written opinion to the effect that the KV Transaction is fair to the Company from a financial point of view, which condition was satisfied by receipt of a written opinion, dated May 13, 2002, from Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

          Pursuant to the Letter Amendment, the Company has the right, under certain circumstances and subject to certain conditions, to effectively unwind the KV Transaction. Specifically, until after the "Non-Voting Date" (as defined, and as same may be extended, as provided below), KV agreed, notwithstanding any conversion of the KV Debt into Series A Preferred Stock, that KV will (i) not exercise any of the rights, powers and preferences of the Series A Preferred Stock in a manner that could, directly or indirectly, hinder, prohibit, delay or prevent the consummation of, or materially alter the terms of, any potential acquisition of the Company either (a) through a sale of all or substantially all of the assets of the Company, (b) through an acquisition of an interest in the Common Stock of the Company by way of purchase (whether by public tender offer or otherwise), merger or consolidation, or (c) otherwise (each of subclauses
(a), (b) and (c), a "Transaction"), and (ii) not transfer the KV Debt or the Series A Preferred Stock or any part thereof or interest therein to any third party unless such third party shall become a party to the Securities Purchase Agreement as if such transferee were KV. The term "Transaction" includes any acquisition of the Company in a transaction contemplated or permitted by a definitive binding agreement relating to another Transaction. The Non-Voting Date is May 31, 2002; provided, however, should the Company enter into a definitive binding agreement relating to a Transaction with a third party by such date, the Non-Voting Date shall be extended automatically until the earlier of (i) a closing of a Transaction, or (ii) September 30, 2002.

          In the event that upon a closing of a Transaction KV has not converted the KV Debt into Series A Preferred Stock, the Company shall redeem the KV Debt for a cash amount equal to the principal amount of the KV Debt, PLUS all interest accrued thereon at the rate of 12% per annum, compounded quarterly, from May 13, 2002 through the date of repayment (the "Repayment Amount"), PLUS $2,000,000 (the "Alternate Payment Amount"), which Alternate Payment Amount shall be payable as consideration for the unwinding of the KV Transaction. Alternatively, in the event that prior to the closing of a Transaction KV has in fact converted the KV Debt into Series A Preferred Stock, KV shall receive a cash amount equal to the stated value of its Preferred Stock, PLUS dividends that have accrued since May 13, 2002 at the rate of 12% per annum, compounded quarterly, PLUS the Alternate Payment Amount, which Alternate Payment Amount shall be payable in lieu of the liquidation preference that KV would have received in accordance with the Amended Series A Certificate of Designations.

          Further, in connection with a Transaction, in the event that KV accepts the Alternate Payment Amount, KV shall not, shall cause certain of its affiliates not to, and shall not assist or encourage any stockholder of the Company to, seek to exercise appraisal rights with respect to, or otherwise challenge, a Transaction. If KV does not accept the Alternate Payment Amount, KV shall waive its right to receive the Alternate Payment Amount, but KV and certain of its affiliates shall otherwise retain all remedies at law with respect to such Transaction. Until after the Non-Voting Date, KV shall cause its controlling member not to, and not to agree to, voluntarily transfer, donate, sell, assign or otherwise dispose of any of the shares of Common Stock of the Company owned, directly or indirectly, by such stockholder.

          Finally, until after the Non-Voting Date, the Company will not issue or agree to issue any equity securities or securities or rights convertible into equity securities, other than (i) in connection with, and conditioned on the closing of, a Transaction, (ii) pursuant to any obligation of the Company contained in (a) any employment agreement in effect as of April 14, 2002, (b) certain employment agreements entered into subsequent to April 14, 2002, but prior to May 13, 2002, and (c) the Company's employee stock purchase plan, or
(iii) upon the exercise or conversion, as the case may be, of any other options, warrants or derivative securities outstanding as of April 14, 2002.

          The Company's Common Stock is currently listed on the New York Stock Exchange ("NYSE") pursuant to a listing agreement (the "Listing Agreement"). As previously disclosed by the Company on January 22, 2002, the NYSE accepted the Company's proposed business plan to attain compliance with the NYSE's listing standards on or before July 4, 2003. As a result, the Company's Common Stock continues to be traded on the NYSE, subject to the Company maintaining compliance with its business plan, which is subject to periodic review by the NYSE. The Company had received notification from the NYSE of non-compliance with its listing standards on January 4, 2002. Pursuant to its Listing Agreement, the Company will seek to have the securities issued in the KV Transaction conform with all NYSE listing standards and policies. In the event that the Company is unable to obtain an exemption or waiver from the NYSE, the Company will be in violation of its Listing Agreement and its shares may be subject to delisting from the NYSE.

          The foregoing is only intended to be a summary of the terms of the Letter Amendment, the Securities Purchase Agreement, the KV Debt, the Amended Series A

Certificate of Designations, and the Fourth Amendment, and is not intended to be a complete discussion of any of such documents. Accordingly, the foregoing is qualified by reference to the full text of each of the Letter Amendment, the Securities Purchase Agreement, the KV Debt, the Amended Series A Certificate of Designations, and the Fourth Amendment, all of which are attached hereto as Exhibits to this Current Report on Form 8-K.

The following are filed as Exhibits to this Current Report on Form 8-K:

1. Letter Amendment dated May 13, 2002 by and between Grubb & Ellis Company and Kojaian Ventures, L.L.C.


2. Securities Purchase Agreement dated May 13, 2002 by and between Grubb & Ellis Company and Kojaian Ventures, L.L.C.


3. Convertible Subordinated Promissory Note and Security Agreement in the principal amount of $11,237,500 dated May 13, 2002


4. Certificate of Amendment of Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of Grubb & Ellis Company


5. Fourth Amendment to amended and restated term loan and revolving Credit Facility dated December 31, 2000, by and among the Company, various financial institutions, and Bank of America, N.A., as agent and lender.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                              GRUBB & ELLIS COMPANY



                              By:
                                  -------------------------------------
                                  Barry M. Barovick
                                  Chief Executive Officer and President


                                  -------------------------------------
                                  Ian Y. Bress
                                  Chief Financial Officer


Dated: May 14, 2002